SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into effective this

14

day of

January

20 20

(“Effective Date”), by and between TULSA

PORTFOLIO OKLAHOMA REALTY LP, a Delaware limited partnership (“Landlord”), and

CLEARSIGN COMBUSTION CORPORATION, a Washington corporation (“Tenant”).

RECITALS

WHEREAS, Eagle I Investments, L.L.C. (“Original Landlord”), and Tenant entered into a Lease Agreement dated June 20, 2016 (“Lease”) for space containing 2,001 rentable square feet designated as Suite 225 (“Original Premises”) in the building known as “Two Memorial Place” located at 8023 E. 63rd Place, Tulsa, OK 74133 (“Building”); and,

WHEREAS, the Original Lease was amended by a First Amendment to Lease dated July 29, 2019, which First Amendment and Original Lease are hereinafter collectively referred to as the “Lease”.

WHEREAS, Landlord is the successor-in-interest to Original Landlord; and,

WHEREAS, Landlord and Tenant have agreed to substitute the Premises, extend the Term of the Lease, and amend the Lease in certain other respects, and to reduce their agreement to writing herein;

NOW, THEREFORE, in exchange for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Capitalized Terms. Unless otherwise defined herein, all capitalized terms used herein shall be deemed to have the meanings established by the Lease.

2.	Extension of Term / Substitute Premises Period. The current Term of the Lease expires on August 31, 2022 and is hereby extended for a period of five (5) years and one (1) month from September 1, 2022 – September 30, 2027 (“Revised Termination Date”). The period beginning on the Delivery Date (as defined below) and ending on the Revised Termination Date shall hereinafter be referred to as the “Substitute Premises Period”.

3.	Substitute Premises / Delivery Date. During the Substitute Premises Period, the Premises (as defined in Section 1(b) of the Original Lease) shall be the 3,922 rentable square feet designated as Suite 101 in the Building and as further depicted on the attached Exhibit A (“Substitute Premises”). Landlord shall deliver the Substitute Premises to Tenant upon Landlord’s substantial completion of the Tenant Improvements which is anticipated to be March 1, 2021 (“Delivery Date”). Tenant shall vacate and surrender possession of the Original Premises in the manner and condition required under the Lease within three (3) business days after the Delivery Date. Tenant shall be solely responsible for all costs associated with Tenant’s move from the Original Premises to the Substitute Premises.

4.	Basic Rental.

4.1.	Original Premises Basic Rental. Until the beginning of the Substitute Premises Period, Tenant’s Basic Rental for the Original Premises shall continue as set forth in Section 3 of the above-referenced First Amendment to Lease.

4.2.	Substitute Premises Basic Rental. Commencing on the Delivery Date and continuing throughout the Substitute Premises Period, Tenant’s monthly Basic Rental for the Substitute Premises shall be as set forth on the table below:

Period:	Rate/rsf: (3,922 rsf)	Substitute Premises Monthly Basic Rental:
Delivery Date* – 12/31/2021	$15.50	$5,065.92
01/01/2022 – 12/31/2022	$15.81	$5,167.24
01/01/2023 – 12/31/2023	$16.13	$5,270.58
01/01/2024 – 12/31/2024	$16.45	$5,375.99
01/01/2025 – 12/31/2025	$16.78	$5,483.51
01/01/2026 – 12/31/2026	$17.11	$5,593.18
01/01/2027 – 09/30/2027	$17.46	$5,705.04

* If the Delivery Date is other than the first day of a calendar month, Tenant shall pay Basic Rental for the first partial month of occupancy on a day-for-day basis, with Base Rent calculated based on the annual rate of per rentable square foot of the Substitute Premises.

5.Additional Rent. From and after the Delivery Date, Tenant shall continue to pay Additional Rent for the Substitute Premises pursuant to the Lease, except as follows:

5.1.	Tenant’s Proportionate Share. Tenant’s Proportionate Share (as defined in Section 1(i) of the Original Lease) for the Substitute Premises shall be 2.92% (3,922 Substitute Premises rsf ÷ 134,183 Building rsf).

5.2.	Expense Stop (Base Year). Tenant’s Expense Stop (as defined in Section 4(b) of the Original Lease) shall be the actual Basic Cost incurred during the 2020 calendar year.

6.Condition of the Premises / Tenant Improvements.

6.1.	Condition of Premises. Except as set forth herein, Tenant accepts the Substitute Premises in its present “as-is, where-is” condition.

6.2.	Tenant Improvements. At Landlord’s cost and using Building-standard materials and finishes, Landlord shall provide certain improvements in the Substitute Premises as listed and described on the revised Proposal from Worthington Construction Management dated November 20, 2020 and on the list of “Additional Tenant Improvements”, both of which are attached as Exhibit B to this Second Amendment (collectively, the “Tenant Improvements”). Any increase in cost due to changes in Tenant Improvements requested by Tenant after the Effective Date shall be the sole responsibility of Tenant. Notwithstanding the foregoing, Tenant shall be solely responsible for all Tenant’s Work (as defined below in this Section).

6.3.	Tenant Improvement Allowance. Notwithstanding the foregoing, under no circumstances shall Landlord be obligated to pay (in the aggregate) more than

$60,360.25 in connection with the Tenant Improvements (“Tenant Improvement Allowance”). Tenant shall be solely responsible to the extent the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance (“TI Excess”). If necessary, the TI Excess shall be billed to and paid by Tenant within thirty (30) days of substantial completion of the Tenant Improvements. Landlord’s agent shall receive its standard construction management fee, which amount shall be paid from the Tenant Improvement Allowance. In addition, all architectural fees, if any, associated with the Tenant Improvements, shall also be paid from the Tenant Allowance Amount.

6.4.	Completion of Tenant Improvements. Landlord shall commence the Tenant Improvements and make diligent efforts to complete them within a commercially reasonable time period. Landlord shall deliver the Substitute Premises to Tenant on the Delivery Date with the Tenant Improvements substantially complete, subject only to minor punch-list items to be reasonably and mutually agreed by Landlord and Tenant during a walkthrough of the Substitute Premises. Rent shall not abate during the completion of the punch-list items mentioned above, and Tenant shall pay all amounts owing under the Lease. Tenant hereby acknowledges that Landlord’s completion of the Tenant Improvements during the Substitute Premises Period shall not be deemed a violation of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction and Tenant agrees that the completion of the Tenant Improvements shall not be deemed to be an unreasonable interference with the conduct of Tenant’s business or Tenant’s use of or access to the Substitute Premises.

6.5.	Tenant’s Work. Notwithstanding anything to the contrary herein, Tenant shall be solely responsible for all costs associated with the countertop replacement (estimated to be $553.00) and Tenant shall also be responsible for the replacement and/or repair of blinds and window treatments within the Premises (collectively the “Tenant’s Work”). Tenant shall complete Tenant’s Work as soon as practicable after the Effective Date of this Second Amendment.

6.6.	Tenant’s Early Access: Tenant shall have the right to enter the Substitute Premises seven (7) days prior to the Delivery Date to install trade fixtures, equipment, network cabling, furnishings and the like and to otherwise prepare the Substitute Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Delivery Date: (a) Tenant shall comply with all terms and conditions of the Lease and this Second Amendment, (b) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct, and (d) Tenant shall not begin operation of its business in the Substitute Premises. Tenant acknowledges that Tenant shall be responsible for obtaining any necessary permits and/or inspections relating to any work to be performed by Tenant during such early entry by Tenant.

7.Tenant’s Insurance.

7.1.	Section 1(j) of the Original Lease is hereby amended to provide that Tenant’s Initial Liability Insurance Amount shall be Two Million Dollars ($2,000,000.00) as set forth below in this Section.

7.2.	Section 11(a) of the Original Lease is hereby amended to provide that so long as the Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, Tenant at its sole cost and expense, shall obtain, maintain and keep in full force and effect as to the Premises for the benefit and protection of the parties Commercial general liability insurance including blanket contractual, personal injury, fire legal liability, broad form liability, owned, non-owned and hired automobile coverages naming Tenant as insured, and Landlord, any mortgagee of the Building, any lessor of the Real Property, and any managing agent of Landlord’s as additional insureds, with minimum limits of Two Million Dollars ($2,000,000.00) combined single limit for property damage and bodily injury per occurrence for any and all claims, demands or actions for injury or damage to persons or property or for the loss of life occurring upon, in or about the Premises, and the public portions of the Building, or the Real Property arising out of or in connection with any act or omission of Tenant, or of any employee, customer, agent, invitee, client, guest, contractor, servant, lessee, concessionaire, or representative of Tenant, or otherwise attributable to Tenant, or arising out of the Lease or Tenant’s occupancy of the Premises (the “Initial Liability Insurance Amount”).

7.3.	Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that, except as modified above, all of the terms and provisions set forth in the balance of Sections 11(a), 11(b), and 11(c) of the Original Lease remain unaltered and in full force and effect.

8.	Right of First Refusal. If at any time during the Substitute Premises Period: (i) the Lease remains in full force and effect; (ii) Tenant remains in possession of the entire Premises; and

(iii) Tenant is not then in default of any of the provisions of the Lease, then, subject to the rights of any other tenants in the Building which exist as of the Effective Date, in the event that the space contiguous to the Premises as depicted on Exhibit C attached hereto (“ROFR Space”) becomes available for lease after the Effective Date and if Landlord has received a bona fide offer from a third party to rent the ROFR Space, which offer Landlord is willing to accept, then Landlord shall, within five (5) days after receipt of such offer, notify Tenant in writing of the terms of such offer. Tenant shall have a period of five (5) business days after receipt of such notice to notify Landlord, in writing, of its intent to exercise a right to match the offer and lease the ROFR Space on such terms. If Tenant fails to deliver such notice or if Landlord and Tenant, despite commercially reasonable good faith efforts to do so, have not entered into an Amendment or other writing which confirms their agreement with regard to the ROFR Space, then the rights contemplated in this paragraph shall cease and be without effect whatsoever thereafter.

9.Landlord’s Addresses.

9.1.Landlord’s Notice Address. As of the Effective Date, Landlord’s address for all notices required under the Lease and/or this Second Amendment shall be as follows:

Tulsa Portfolio Oklahoma Realty LP c/o CBRE, Inc.

4500 S. Garnett Road, Suite 220

Tulsa, OK 74146 Attn: Debbie Coleman

With a copy to:

Tulsa Portfolio Oklahoma Realty LP c/o Group RMC

445 Hutchinson Avenue, Suite 920

Columbus, OH 43235

9.2.	Landlord’s Payment Address. As of the Effective Date, payments for Basic Rental and Additional Rent shall be made payable to “Tulsa Portfolio Oklahoma Realty LP” and sent to the following address:

Payment address by Regular Mail:Payment address by Overnight Delivery:

Tulsa Portfolio Oklahoma Realty LPLockbox Services 207881

PO Box 207881Tulsa Portfolio Oklahoma Realty LP

Dallas, TX 75320-78812975 Regent Blvd.

Irving, TX 75063

If by wire transfer or ACH, to:

Bank Name:	Wells Fargo Bank, N.A San Francisco, CA

ABA Number:121 000 248

Acct Number:4709076251

Acct Name:Tulsa Portfolio Oklahoma Realty LP

10.	Broker. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any broker in connection with this Second Amendment other than CBRE, Inc., which represents Landlord, and who shall be compensated by Landlord pursuant to a separate agreement. Tenant hereby indemnifies and holds Landlord harmless from any and all losses, liability, costs, and/or expenses (including attorneys’ fees) incurred as a result of an alleged breach of the foregoing warranty.

11.	Entire Agreement. This Second Amendment sets forth the entire agreement of the Landlord and Tenant with respect to the subject matter hereof, and it shall be deemed to supersede all prior agreements, whether oral or written, relating to the subject matter hereof. Neither the Lease nor this Second Amendment may be further modified except by written agreement signed by both Landlord and Tenant.

12.	Counterparts. This Second Amendment may be executed in multiple counterparts and shall be deemed final and binding upon the parties once both parties hereto have executed a copy hereof and delivered (whether by email, facsimile, or otherwise) such copy to the other party. Each counterpart, together with any copy thereof, shall be deemed an original, and all counterparts together shall constitute one and the same instrument.

13.	Full Force and Effect. Except as otherwise modified herein, Landlord and Tenant hereby ratify the Lease in its entirety and agree that it remains binding upon each of them on its express terms.

14.	Conflicting Terms. In the event of a conflict between the terms and provisions stated in the Lease and the terms and provisions stated in this Second Amendment, the terms of this Second Amendment shall take precedence over and shall supersede the conflicting terms stated in the Lease.

15.	Choice of Law. The Lease and this Second Amendment shall be governed by the laws of the State of Oklahoma.

***

IN WITNESS WHEREOF, the Parties have executed this Second Amendment by their duly authorized officers as of the date first written above.

LANDLORD:

TULSA PORTFOLIO OKLAHOMA REALTY LP,

a Delaware limited partnership

By: Tulsa Portfolio Oklahoma Realty Management LLC, a Delaware limited liability company, its General Partner

By: Group RMC Management Inc., a Delaware corporation, its Manager

By:

Robyn Pinson, Authorized Signatory

TENANT:

CLEARSIGN COMBUSTION CORPORATION,

a Washington corporation

By:

C J Deller

Print:

Chief Executive Officer

Its:

EXHIBIT A

Substitute Premises:

FLOOR PLAN LEGEND:

- NEW WALL TO BE 3-5/8" 25 GAUGE METAL STUDS W/ 5/8 GYP. BD. BOTH SIDES. SPACING OF STUDS TO MATCH BUILDING STANDARD
- EXISTING WALL
- DEMO WALL
- EXISTING DOOR W/ EXISTING HARDWARE
- DEMO DOOR
- NEW 3'-0" X 8'-0" HERCULITE STYLE FRAMELESS SAFETY GLASS DOOR W/ PUSH PULL HARDWARE & SELF CLOSING PIVOT HINGES.
- SAFETY GLASS FRAMELESS WINDOW FLOOR TO DOOR HEIGHT
- ROOM NAME & NUMBER

PROJECT NOTES:

1. ALL MEANS OF EGRESS DOORS TO HAVE FREE & CLEAR ACCESS IN THE DIRECTION OF EGRESS WITHOUT USE OF A KEY OR SPECIAL KNOWLEDGE.
2. BUILDING IS FULLY SPRINKLED.
3. RELOCATE/ADD SPRINKLER HEADS AS NEEDED FOR NEW WALL LAYOUT TO MEET CURRENT BUILDING CODES.
4. RELOCATE LIGHTS AS NEEDED FOR NEW WALL LAYOUT.
5. VERIFY ALL NEW ELECTRICAL, DATA AND TELEPHONE REQUIREMENTS AND LOCATIONS WITH TENANT.
6. ENTIRE SPACE TO HAVE NEW BUILDING STANDARD CARPET. ALL WALLS TO BE PAINTED AND TO HAVE NEW BUILDING STANDARD RUBBER BASE.

OPEN OFFICE
101
NEW OFFICE
100
GUEST RM
103
GUEST RM
102
NEW OFFICE
104
NEW OFFICE
105
ALIGN

3922 RSF

A FLOOR PLAN

SCALE: 1/8" = 1'-0"

NORTH

GENERAL NOTES:

1. THE CONTRACTOR SHALL VISIT THE SITE AND VERIFY ALL JOB CONDITIONS, DIMENSIONS AND DETAILS PRIOR TO SUBMITTING ANY BIDS. TENANTS REPRESENTATIVE SHALL BE NOTIFIED OF ANY DISCREPANCIES, OMISSIONS, OR BUILDING CONDITIONS WHICH WOULD INTERFERE WITH THE SATISFACTORY COMPLETION OF THE WORK PRIOR TO THE SUBMISSION OF BIDS. ADDENDA OR CLARIFICATION WILL BE ISSUED TO ALL BIDDERS IF REQUIRED.
2. **ALL MATERIALS AS WELL AS METHODS AND PROCESSES USED IN THE PERFORMANCE OF THE WORK SHALL CONFORM TO THE STANDARDS OF THE BUILDING, UNLESS OTHERWISE INDICATED, AND THE GENERAL CONTRACTOR SHALL BECOME FAMILIAR WITH SUCH REQUIREMENTS.**
3. THE GENERAL CONTRACTOR SHALL COMPLY WITH THE RULES OF THE BUILDING AS TO THE HOURS OF AVAILABILITY OF HANDLING MATERIALS, EQUIPMENT, AND DEBRIS TO AVOID CONFLICT AND INTERFERENCE WITH BUILDING OPERATIONS. CONTRACTOR SHALL BE RESPONSIBLE FOR ARRANGING FOR ELEVATORS OR OTHER HOISTING FACILITIES FOR HANDLING MATERIALS.
4. THE CONTRACTOR SHALL PROTECT AND BE RESPONSIBLE FOR THE EXISTING STRUCTURE, FACILITIES, AND IMPROVEMENTS ADJOINING THE AREA UNDER THIS CONTRACT. ANY DISTURBANCE OR DAMAGE TO ADJOINING PROPERTY RESULTING DIRECTLY OR INDIRECTLY FROM THE CONTRACTOR'S OPERATIONS SHALL BE PROMPTLY RESTORED, REPAIRED, OR REPLACED TO THE SATISFACTION OF OWNER AT NO ADDITIONAL COST.
5. CONTRACTOR SHALL PROVIDE ADEQUATE PROTECTION OF OLD AND NEW WORK DURING THE CONSTRUCTION PERIOD. SHOULD DAMAGE OCCUR, THE CONTRACTOR SHALL REPAIR AT HIS OWN EXPENSE.
6. CONTRACTOR TO CONTROL CLEANING TO PREVENT DIRT OR DUST FROM LEAVING THE JOB SITE AND INFILTRATING AREAS NOT INVOLVED IN THE PROJECT. CONTRACTOR SHALL KEEP THE AREA REASONABLY CLEAN AND DUST FREE DURING THE WORKING HOURS AND LEGALLY DISPOSE OF ALL RUBBISH DAILY. CONTRACTOR SHALL DO A FINAL CLEANUP AFTER CONSTRUCTION IS COMPLETED AND LEAVE SPACE FREE OF DUST OR DEBRIS CAUSED BY CONSTRUCTION.
7. CONTRACTOR MUST COMPLY WITH ALL APPROPRIATE MUNICIPAL AND REGULATORY AGENCIES, CODES, AND REQUIREMENTS. CONTRACTOR IS RESPONSIBLE FOR SECURING AND PAYING FOR ALL NECESSARY PERMITS AND APPROVALS FOR ALL TRADES.
8. ALL WORK IS TO BE DONE IN A FIRST CLASS MANNER AND IN ACCORDANCE WITH BEST PRACTICES WITH FIRST CLASS MATERIALS. NO SUBSTITUTIONS WILL BE PERMITTED UNLESS SUBMITTED IN WRITING BY THE CONTRACTOR AND APPROVED BY TENANTS AGENT.
9. FURNISH AND INSTALL ALL NECESSARY DUCTWORK, DEVICES, TRIM, ETC. TO PROVIDE A COMPLETE OPERATING MECHANICAL SYSTEM. ALL WORK SHALL CONFORM TO THE REQUIREMENTS OF THE INTERNATIONAL MECHANICAL CODE, LATEST EDITION, AND ANY OTHER APPLICABLE CODES. PROVIDE ADEQUATE AIR SUPPLY AND ADEQUATE CONTROLS TO PROVIDE PROPER INSIDE TEMPERATURE IN ALL CONDITIONED SPACES.
10. FURNISH AND INSTALL ALL NECESSARY PIPING, FITTINGS, TRIM, ETC. TO PROVIDE A COMPLETE OPERATING PLUMBING SYSTEM. ALL WORK SHALL BE DESIGNED, FURNISHED, AND INSTALLED BY THE CONTRACTOR AND SHALL CONFORM TO THE REQUIREMENTS OF THE INTERNATIONAL PLUMBING CODE, LATEST EDITIONS, AND ANY OTHER APPLICABLE CODES.
11. ALL MODIFICATIONS TO THE BUILDING MECHANICAL SYSTEMS SHALL BE PERFORMED BY QUALIFIED MECHANICAL CRAFTSMEN TOTALLY FAMILIAR WITH THE SYSTEM. WORK OUTSIDE THE LIMITS OF WORK AREA SHALL BE COORDINATED WITH THE BUILDING MANAGEMENT.
12. ALL NEW ELECTRICAL WORK TO MEET NATIONAL ELECTRIC CODE, LATEST EDITION, AND ALL STATE AND LOCAL CODES AND ORDINANCES. ELECTRICAL CIRCUITING SHALL BE THE RESPONSIBILITY OF THE ELECTRICAL SUB-CONTRACTOR.
13. ALL WALLS ARE TO BE PREPARED AND ALL WALLCOVERINGS ARE TO BE INSTALLED FOLLOWING MANUFACTURER'S ENCLOSED INSTRUCTIONS. IF THESE ARE MISSING, NOTIFY WALLCOVERING VENDOR BEFORE BEGINNING INSTALLATION FOR APPROPRIATE INSTRUCTIONS. HANG THREE STRIPS OF WALLCOVERING AND INSPECT FOR SEAMING PROBLEMS OR IMPERFECTIONS IN MATERIAL. IF PROBLEMS ARE DETECTED, STOP INSTALLATION AND NOTIFY ARCHITECT.
14. PREPARE FLOOR SURFACES AS NEEDED TO INSURE THAT ALL FINISH SURFACES ARE AT THE SAME LEVEL/HEIGHT. INSTALL SCHLUTER-SCHIENE METAL EDGING, OR EQUAL, WHERE STONE/CERAMIC FLOORING MEETS CARPET.

B KEY PLAN

SCALE: NTS

NORTH

EXHIBIT B

Tenant Improvements / Scope of Work: (page 1 of 2)

Revised Proposal from Worthington Construction Management:

EXHIBIT B

Tenant Improvements / Scope of Work: (page 2 of 2)

Additional Tenant Improvements:

1.	Install vented door to server with keypad lock;
2.	Install exhaust fan on a thermostat with automatic on/off control;
3.	Power Requirements - 20amp Quad 120 and Duplex receptable & 30Amp single 120;
4.	Install twist lock in server room;
5.	Move the current smoke hole location away from Substitute Space windows
6.	Add power outlet on short wall for small privacy room;
7.	Replace cabinet top in Kitchen;
8.	Install new standard deadbolt locks on 2 additional main offices in main hallway;
9.	Install new blinds on windows of existing office and new offices all of which match blinds currently in office window;
10.	Remove wall cabinet in office;
11.	Fix or replace kitchen cabinet hinges that are loose and clean up paint on same cabinet hinges;
12.	Clean and/or repaint paint/chips/large scratches on kitchen cabinet (i.e., general clean-up or re- paint if clean-up is impossible); and
13.	Remove some wall outlets/wire ports and patch walls and/or add blank face plate covers.

EXHIBIT C

ROFR Space: